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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 17, 2006

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                       1-31447                   74-0694415
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)


              1111 LOUISIANA
              HOUSTON, TEXAS                           77002
 (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01. OTHER EVENTS.

      CenterPoint Energy, Inc. (the Company) has reached agreement with the Internal Revenue Service Appeals division (IRS Appeals) on terms of a settlement regarding the tax treatment of the Company's two percent Zero Premium Exchangeable Subordinated Notes (ZENS) and its former seven percent Automatic Common Exchange Securities (ACES). On July 17, 2006, the Company signed a Closing Agreement prepared by IRS Appeals and the Company for the tax years 1999 through 2029 with respect to the ZENS issue. The agreement reached with IRS Appeals and the Closing Agreement are subject to approval by the Joint Committee on Taxation of the U.S. Congress.

      Under the terms of the agreement reached with IRS Appeals, the Company (1) will pay approximately $64 million in previously accrued taxes associated with the ACES and the ZENS and (2) will reduce its future interest deductions associated with the ZENS.

      As a result of the agreement reached with IRS Appeals, the Company will reduce its previously accrued tax and related interest reserves by approximately $119 million, which will add approximately $0.38 per fully diluted share to second quarter 2006 results. In addition, going forward the Company will no longer accrue a quarterly tax and related interest reserve associated with these two issues.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTERPOINT ENERGY, INC.


Date:  July 19, 2006                   By: /s/ James S. Brian
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                                           James S. Brian
                                           Senior Vice President and
                                           Chief Accounting Officer